As filed with the Securities and Exchange Commission on August 11, 2015

Registration No. 333-200112

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	6022	20-5340628
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Business First Bank Plaza

8440 Jefferson Highway, Suite 101

Baton Rouge, Louisiana 70809

(225) 248-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David R. Melville, III

President and Chief Executive Officer

Business First Bancshares, Inc.

8440 Jefferson Highway, Suite 101

Baton Rouge, Louisiana 70809

(225) 248-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lowell W. Harrison, Esq.

Stephanie E. Kalahurka, Esq.

Fenimore, Kay, Harrison & Ford LLP

812 San Antonio Street, Suite 600

Austin, Texas 78701

(512) 583-5900

(512) 583-5940 (Fax)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF COMMON STOCK

Effective on February 18, 2015, Business First Bancshares, Inc. (the “Registrant”) registered a total of 2,556,373 shares (the “Shares”) of its common stock, par value $1.00 per share (the “Common Stock”), in connection with its pending acquisition of American Gateway Financial Corporation (“American Gateway”). Upon the closing of the acquisition a total of 1,890,988 Shares of Registrant’s Common Stock were issued by the Registrant to the former shareholders of American Gateway. The Registrant now desires to deregister 665,385 of the Shares, which is the balance of the Shares not issued in the acquisition.

The Registrant hereby amends its registration Statement on Form S-4 (No. 333-200112), initially filed with the Securities and Exchange commission (the “Commission”) on November 12, 2014 (the “Registration Statement”) by deregistering the Shares that remain registered but were not issued pursuant to the Registration Statement as of the close of business on the date hereof.

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), the Registrant hereby removes the unissued Shares from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Baton Rouge, Louisiana on the 11th day of August, 2015.

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of August, 2015.

Signature		Title

By:	/s/ David R. Melville, III	President, Chief Executive Officer and Director
	David R. Melville, III	(Principal Executive Officer)

By:	/s/ Steven Champney	Chief Financial Officer
	Steven Champney	(Principal Financial and Accounting Officer)

By:	/s/ Lloyd Benny Alford*	Director
Lloyd Benny Alford

By:	/s/ John Graves*	Director
John Graves

By:	/s/ Robert S. Greer Jr.*	Chairman of the Board and Director
Robert S. Greer Jr.

By:	/s/ Rolfe Hood McCollister Jr.*	Director
Rolfe Hood McCollister Jr.

By:	/s/ Andrew D. McLindon*	Director
Andrew D. McLindon

By:	/s/ Patrick E. Mockler*	Director
Patrick E. Mockler

Signature		Title

By:		Director
David L. Laxton, III

By:	/s/ David A. Montgomery*	Director
David A. Montgomery

By:	/s/ Nanette Noland*	Director
Nanette Noland

By:	/s/ Arthur Price*	Director
Arthur Price

By:	/s/ Fayez K. Shamieh*	Director
Fayez K. Shamieh

By:	/s/ Stewart Slack*	Director
Stewart Slack

By:	/s/ Kenneth Smith*	Director
Kenneth Smith

By:	/s/ Thomas Everett Stewart Jr.*	Director
Thomas Everett Stewart Jr.

By:	/s/ Steve White*	Director
Steve White

By:	/s/ Robert Yarborough*	Director
Robert Yarborough

*Pursuant to power of attorney, by:
/s/ David R. Melville, III Attorney-in-Fact

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